United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2006
Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or organization)	0-23999 (Commission File Number)	58-2373424 (I.R.S. Employer Identification No.)
2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia
30339
(Address of Principal Executive Offices)
(Zip Code)
(770) 955-7070
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On April 3, 2006, Manhattan Associates, Inc. (the “Company”) issued a press release providing the preliminary results for its financial performance for the first quarter ended March 31, 2006. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
     The press release includes, as additional information regarding our operating results, our adjusted net income per share, which excludes the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized transaction tax expense, and stock option expense under FAS 123R, all net of income tax effects. Adjusted net income per share is not in accordance with, or an alternative for, net income per share under generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP net income per share measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with the GAAP.
     We believe that these adjusted (non-GAAP) results provide more meaningful information regarding those aspects of our current operating performance that can be effectively managed and consequently have developed our internal reporting, compensation and planning systems using these measures.
•	Because we sporadically engage in strategic acquisitions, we incur acquisition-related costs that consist of primarily expenses from accounting and legal due diligence incurred whether or not we ultimately proceed with the transaction. Additionally, we might assume and incur certain unusual costs, such as employee retention benefits, that result from arrangements made prior to the acquisition. These acquisition costs are practically difficult to predict and do not correlate to the expenses of our core operations. The amortization of acquisition-related intangible assets is commonly excluded from the GAAP net income per share by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results with that of our competitors.

•	Because we have recognized the full potential amount of the transaction (sales) tax expense in prior periods, any recovery of that expense resulting from the expiration of the state sales tax statutes or the collection of the taxes from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period.

•	Because stock option expense under FAS 123R is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. The excluding the impact of FAS 123R in adjusted net income and adjusted net income per share is consistent with our competitors and other companies within our industry.
     For these reasons, we have developed our internal reporting, compensation and planning systems using non-GAAP measures which adjust for these amounts.
     We believe the reporting of adjusted net income per share facilitates investors’ understanding of our historical operating trends, because it provide important supplemental measurement information in evaluating the operating results of our business as distinct from results that include items that are not indicative of ongoing operating results and thus provide the investors with useful insight into our profitability exclusive of unusual adjustments. While these adjusted items may not be considered as non-recurring in nature in a strictly accounting sense, the management regards those items as infrequent and not arising out of the ordinary course of business and finds it useful to utilize a non-GAAP measure in evaluating the performance of our underlying core business.
     We also believe that adjusted net income per share provides a basis for more relevant comparisons to other companies in the industry and enables investors to evaluate our operating performance in a manner consistent with our internal basis of measurement and also presents our investors our operating results on the same basis as that used by our management. Management refers to adjusted net income per share in making operating decisions because it provides meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, adjusted net income per share facilitates management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. Further, we rely on adjusted net income per share information as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Since most of our employees are not directly involved with decisions surrounding acquisitions or severance related activities and other items irrelevant to our core operations, we do not believe it is appropriate and fair to have their incentive compensation affected by these items. By adjusting those items not indicative of ongoing operating results, the non-GAAP financial measure could serve as an alternative useful measure to evaluate our prospect for future performance because our investors are able to more conveniently predict the results of our operating activities on an on-going basis when excluding these less common items.
     Investors should be aware that this non-GAAP measure has inherent limitations, including its variance from certain of the financial measurement principals underlying GAAP, should not be considered as a replacement for net income per share, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For instance, we exclude the charges of the acquisition-related costs and the related amortization while we still retain the acquisition-related benefits and revenue in calculation of the non-GAAP adjusted net income per share. In addition, we exclude the employee compensation, which is commonly considered integral to a company’s operation performance. This supplemental non-GAAP information should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1 Press Release, dated April 3, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.
By:	/s/ Dennis B. Story
Dennis B. Story
Senior Vice President and Chief Financial Officer

Dated: April 3, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated April 3, 2006.